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                                                                      EXHIBIT 11

                    SUNRISE PRESCHOOLS, INC. AND SUBSIDIARY
                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


                                                    THREE MONTHS ENDED
                                                        OCTOBER 31,
                                                --------------------------
                                                  1996             1995
==========================================================================
PRIMARY:

Common Shares Outstanding,
   Beginning of Year                            2,982,968        2,935,894

Effect of weighting shares:

   Employee stock options outstanding              18,315          283,893

   Assumed Exercise of Warrants                    13,978          118,009
--------------------------------------------------------------------------
Weighted Average Number of Common
   Shares and Common Share
   Equivalents Outstanding                      3,015,261        3,337,796
==========================================================================

Net Income Available for
   Common Stock                                $    3,105       $   59,200
==========================================================================

Net Income per Common Share
   and Common Share Equivalent                 $     0.00       $     0.02
==========================================================================


FULLY DILUTED:

Common Shares Outstanding,
   Beginning of Year                                             2,935,894

Effect of Weighting Shares:

   Employee Stock Options Outstanding                              283,893

   Exercise of Warrants                                            118,009

   Assumed Conversion of Preferred Stock                           500,000
--------------------------------------------------------------------------
Weighted Average Number of Common
   Shares and Common Share
   Equivalents Outstanding                                       3,837,796
==========================================================================

Net Income Available for Common Stock                           $   71,700
==========================================================================

Net Income per Common Share and Common
  Share Equivalent                                              $     0.02
==========================================================================


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